UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 27, 2004

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1 — 11749	95 — 4337490

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue
Miami, Florida
33172
(Address of Registrant’s Principal Executive Office) (Zip Code)

(305) 559-4000

(Registrant’s Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets.

On January 27, 2004, NWHL Investment LLC (“NWHL”), which is 50% owned by Lennar Corporation and 50% owned by LNR Property Corporation, acquired The Newhall Land and Farming Company (“Newhall Land”) by merging a wholly owned subsidiary of NWHL into Newhall Land in a transaction in which NWHL and a wholly owned subsidiary became the sole members of Newhall Land and Newhall Land unitholders received, for each Newhall Land unit they owned, $40.50 per unit in cash. The payments to Newhall Land unitholders (including payments for options that had not yet been exercised) totaled approximately $1 billion.

At the same time that NWHL acquired Newhall Land, the venture sold a group of income producing properties to LNR for approximately $217 million and Lennar agreed to purchase 687 homesites, and obtained options to purchase 623 homesites, from the venture.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     Not Applicable

     (b) Pro Forma Financial Information.

     Not Applicable

     (c) Exhibits.

       2.1   Agreement and Plan of Merger by and among The Newhall Land and Farming Company, Lennar Corporation, LNR Property
               Corporation, NWHL Investment LLC and NWHL Acquisition, L.P. dated as of July 21, 2003.

     99.1   Press Release dated January 27, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNAR CORPORATION

By:	/s/ Bruce E. Gross

Name: Bruce E. Gross
Title: Vice President & Chief Financial Officer

Date: January 29, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger by and among The Newhall Land and Farming Company, Lennar Corporation, LNR Property Corporation, NWHL Investment LLC and NWHL Acquisition, L.P. dated as of July 21, 2003.

99.1	Press Release, dated January 27, 2004

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